Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 30, 2012, relating to the combined financial statements of Sears Hometown and Outlet Stores (combined Sears Hometown and Hardware and Sears Outlet businesses of Sears Holdings Corporation) which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

August 10, 2012